Exhibit 99.2

CONSENT OF EVERCORE GROUP L.L.C.
February 8, 2023

The Board of Directors
IsoPlexis Corporation
35 NE Industrial Rd.
Branford, CT 06405

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated December 21, 2022, to the Board of Directors of IsoPlexis Corporation (the “Company”) as Annex E to, and the references thereto under the captions “Summary-Opinion of IsoPlexis’ Financial Advisor,” “The Merger-Background of the Merger,” “The Merger-IsoPlexis’ Reasons for the Merger,” “The Merger-Opinion of IsoPlexis’ Financial Advisor,” “The Merger-Berkley Lights Unaudited Financial Projections,” and “The Merger-IsoPlexis Unaudited Financial Projections” in the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S−4 filed by Berkeley Lights, Inc. (“Berkeley Lights”) with the U.S. Securities and Exchange Commission on February 8, 2023 (the “Registration Statement”) and relating to the proposed merger involving the Company, Berkeley Lights, and Iceland Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Berkeley Lights (“Merger Sub”).

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement/prospectus or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Evercore Group L.L.C.